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                                                                Exhibit No. 99.1

                    BACK-UP CERTIFICATE ON TRUSTEE COMPLIANCE

                               IN CONNECTION WITH

        CERTIFICATION BY DEPOSITOR UNDER SECTION 302(a) OF THE SARBANES-
                  OXLEY ACT OF 2002 FOR CORPORATE ASSET BACKED
              CORPORATION ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
                          YEAR ENDED DECEMBER 31, 2002

I, Gloria Alli, acting on behalf of HSBC Bank USA, as trustee of CABCO Trust for Texaco Capital Inc. Guaranteed Debentures (the "Trust") established by the registrant, certify that the trustee has fulfilled its obligations under the trust agreement for the Trust for the time period covered by the above-referenced Annual Report on Form 10-K.

Date: March 31, 2003

                                          HSBC BANK USA, as Trustee of

                                          CABCO Trust for Texaco Capital
                                          Inc. Guaranteed Debentures

                                          By:   /s/ Gloria Alli
                                              ----------------------------------
                                              Name: Gloria Alli
                                              Title: Corporate Trust Officer

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